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                                                                   EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 2000-B
                              OFFICER'S CERTIFICATE

Bank One, National Association            Banker's Trust Company
One Bank One Plaza, Suite 0126            Four Albany Street
Chicago, Illinois 60670                   New York, New York  10006
ATTN: Corporate Trust Administration      ATTN: Corporate Trust & Agency Group
                                          Structured Finance
Phone: (312) 407-0192                     Phone: (212) 250-6501
Fax: (312) 407-1708                       Fax:  (212) 250-6439

Key Bank USA, National Association        MBIA Insurance Corporation
800 Superior Ave, 4th Floor               113 King Street
Cleveland, OH   44114                     Armonk, New York 10504
ATTN:  Senior Vice President              Attn:  Data Administration
Key Education Resources                   Phone:  (914) 765-3772
Phone:  (216) 828-9342                    Fax: (914) 765-3810
Fax: (216) 828-9301


Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from the inception of the Trust through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period

                                          PENNSYLVANIA HIGHER EDUCATION
                                          ASSISTANCE AGENCY, Subservicer

Date:        3-21-01                      By  /s/ Ernest P. Beardsley
     -------------------                    ---------------------------------
                                          Name: Ernest P. Beardsley
                                          Title: Senior Vice President